                        TERMINATION OF STOCK AWARD AGREEMENT


     This Termination of Stock Award Agreement (the "Termination Agreement") is entered by and between OXBORO MEDICAL INTERNATIONAL, INC., a Minnesota corporation (the "Company"), and LARRY A. RASMUSSON ("Rasmusson") and shall be deemed to be effective as of the 30th day of September, 1997.

                                      RECITALS

     WHEREAS, the Company and Rasmusson entered into a Stock Award Agreement effective as of the 31st day of October, 1990, which Stock Award Agreement was amended pursuant to Amendment No. 1 to Stock Award Agreement on June 19, 1991, and was further amended pursuant to Amendment No. 2 to Stock Award Agreement dated October 31, 1995;

     WHEREAS, Amendment No. 2 to the Stock Award Agreement extended the termination of the Agreement from midnight, October 31, 1995 to midnight, October 31, 1998;

     WHEREAS, the Company and Rasmusson desire to terminate the Stock Award Agreement as of midnight, September 30, 1997 as provided below.

                                TERMS AND CONDITIONS

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and conditions contained in this Termination Agreement, the parties hereto agree as follows:

     1. TERMINATION. The Stock Award Agreement, as amended pursuant to Amendment No. 1 and Amendment No. 2, shall be and is hereby terminated as of midnight, September 30, 1997.

     2. RETURN OF STOCK TO COMPANY. Under the terms of the Stock Award Agreement, as amended, 383,500 shares of stock have been issued in the name of Larry A. Rasmusson and either delivered to Rasmusson or deposited with the Norwest Bank - Riverdale, Coon Rapids, Minnesota, as Escrow Agent, to be held and transferred pursuant to the terms of the Stock Award Agreement, as amended. The 383,500 shares of Common Stock of the Company include the 100,000 shares of common stock issued at or about the time of execution of the Stock Award Agreement on October 31, 1991, which shares are now deemed to be equal to 200,000 after giving effect to a two-for-one stock split effective March 22, 1991, and an additional 183,500 shares which were deposited with the Escrow Agent pursuant to paragraph 2 of Amendment No. 1 to Stock Award Agreement. Rasmusson hereby agrees to return to the Company all shares of Common Stock of the Company held by Rasmusson under the Stock

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Award Agreement, as amended, and the Company and Rasmusson hereby agree to sign any and all documents necessary to authorize the Escrow Agent to return the Common Stock of the Company held by the Escrow Agent under the Stock Award Agreement, as amended, to the Company.

     3. MUTUAL RELEASE. The Company and Rasmusson hereby fully and forever release each other, as well as their successors, assigns, agents, heirs and representatives, as the case may be, from any and all claims arising out of or having to do with the Stock Award Agreement, as amended.

     IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement below.


COMPANY:                                     RASMUSSON:

OXBORO MEDICAL INTERNATIONAL, INC.


By  /s/ Larry Rasmusson                      /s/ Larry A. Rasmusson
    --------------------------------         --------------------------------
                                             Larry A. Rasmusson, Individually
     Its       CEO
         --------------------------






Consented and agreed to this 19th day of DECEMBER, 1997.

                                             ESCROW AGENT:

                                             NORWEST BANK OF MINNESOTA - ANOKA


                                             By  /s/ Thomas G. Skalitzky
                                                -----------------------------

                                             Its  Vice President
                                                 ----------------------------


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